EXHIBIT 10.64

STOCK OPTION TERMINATION AGREEMENT

THIS AGREEMENT made as of September 15, 2004

BETWEEN:

MOVING BYTES INC., a company incorporated under the Canada Business Corporations Act having its offices located at 4340 Redwood Hwy., Ste. F222, San Rafael, California , U.S.A., 94949, (“MBI”)

AND:

J. Erik Mustad, an individual, of  524 14th Street, Manhattan Beach, California 90266 (“Optionee”)

WITNESS THAT WHEREAS:

A.

Optionee is the holder of One Million One Hundred and Twenty Five Thousand (1,125,000) share purchase options of MBI (the “Options”); and

B.

MBI owes Optionee Twenty Two Thousand Five Hundred US dollars ($22,500 USD) which it has accrued as payable on its books (the “Debt”); and

C.

Optionee and MBI wish to enter into this agreement, effective on the date first above written.

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

ARTICLE ONE

SERVICES

Cancellation of Options

1.1

Optionee agrees to terminate the Options, held in the name of Optionee as of the Effective Date, which options have the  following issue and expiry dates:

Type

Amount

Issue Date

Expiry Date

Option

    22,525

1/25/2000

1/25/2005

Option

  477,465

1/25/2000

1/25/2005

Option

  250,000

6/26/2000

6/26/2005

Option

  375,000

9/29/2000

6/30/2008

1.2

MBI agrees to pay to Optionee the Debt at such time as MBI raises a cumulative minimum of One Million US dollars ($1,000,000 USD) in equity or equity like or debt or debt like financing subsequent to the Effective Date.

ARTICLE TWO

GENERAL

Sections and Headings

2.1

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

Benefit of Agreement

2.2

This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of MBI and Optionee respectively and upon the heirs, executors, administrators and legal personal representatives of Optionee. Optionee may not assign the whole or any part of their rights hereunder without the prior written consent of MBI.

Entire Agreement

2.3

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

Amendments and Waivers

2.4

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto.  No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

Severability

2.5

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

Notices

2.6

Any demand, notice or other communication (a “Notice”) to be given in connection with this Agreement will be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

To Optionee:

154 Bret Harte Rd., San Rafael, California 94901

To MBI:

4340 Redwood Hwy., Ste. F222, San Rafael, California 94949

or such other address or individual as may be designated by notice by either party to the other.  Any Notice given by personal delivery will be deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fifth day following the deposit thereof in the mail.

Governing Law

2.7

This Agreement shall be deemed to have been made and executed in the State of California and shall be construed in accordance with the laws of California under the jurisdiction of the State of California and the laws of the United States applicable therein.

Counterparts

2.8

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MBI

Mark Smith

President

J. Erik Mustad

“Optionee”